As filed with the Securities and Exchange Commission on December 14, 2001
                                                      Registration No. 333-75182
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-3/A
                               (Amendment No. 1)

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             INTER-TEL, INCORPORATED
             (Exact name of registrant as specified in its charter)

            Arizona                                              86-0220994
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                             1615 South 52nd Street
                              Tempe, Arizona 85281
                                 (480) 446-7630
     (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                Steven G. Mihaylo
                       Chairman of the Board of Directors,
                      Chief Executive Officer and President
                             Inter-Tel, Incorporated
                             1615 South 52nd Street
                              Tempe, Arizona 85281
                                 (408) 446-7630
     (Address, including zip code and telephone number, including area code, of agent for service)

                                   Copies to:
      Robert G. Day, Esq.                                    John L. Gardner
      Caine T. Moss, Esq.                                    General Counsel
Wilson Sonsini Goodrich & Rosati                         Inter-Tel, Incorporated
    Professional Corporation                             1615 South 52nd Street
       650 Page Mill Road                                 Tempe, Arizona 85281
      Palo Alto, CA 94304                                    (480) 446-7630
         (650) 493-9300
      Fax: (650) 493-6811

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

PROSPECTUS

(SUBJECT TO COMPLETION, DATED DECEMBER 14, 2001)

                                 460,851 SHARES

                             INTER-TEL, INCORPORATED

                                  COMMON STOCK

     This prospectus relates to the public offering, which is not being underwritten, of up to 460,851 shares of our Common Stock held by some of our current shareholders. The selling shareholders identified in this prospectus acquired their shares of our Common Stock in a private transaction.

     The prices at which such shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

     Our Common Stock is listed on the Nasdaq National Market under the symbol "INTL." On December 11, 2001, the closing price for our Common Stock was $19.65 per share.

     INVESTING IN THE COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is ________ ___, 2001.

     No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by Inter-Tel, Incorporated (referred to in this prospectus as "Inter-Tel," the "Company" and "we"), any selling shareholder or by any other person. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Where You Can Find More Information............................................3

Forward-Looking Statements.....................................................4

Risk Factors...................................................................5

Use of Proceeds...............................................................15

Selling Shareholders..........................................................15

Plan of Distribution..........................................................16

Indemnification of Directors and Officers.....................................17

Legal Matters.................................................................18

Experts.......................................................................18

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public conference rooms. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13a, 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

     (1) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, as filed with the Commission on November 14, 2001;

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, as filed with the Commission on August 14, 2001;

     (3) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as filed with the Commission on May 15, 2001;

     (4) The Company's Annual Report on Form 10-K, for the year ended December 31, 2000, as filed with the Commission on March 23, 2001; and

     (5) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, as filed with the Commission on February 26, 1982.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Kurt R. Kneip
Vice President and Chief Financial Officer
Inter-Tel, Incorporated
1615 South 52nd Street
Tempe, Arizona 85281
(480) 446-7630

     You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

                                    INTER-TEL

     Inter-Tel, incorporated in Arizona in 1969, is a single point of contact, full service provider of digital business telephone systems, call processing software, voice processing software, call accounting software, networking software, Internet Protocol, or IP, telephony software, computer telephone integration, or CTI, applications, IP and traditional long distance calling, and other communications services. Inter-Tel's products and services include the Axxess and Eclipse digital business communication software platforms, with integrated voice processing and unified messaging systems, InterPrise voice and data routers, ClearConnect Talk-to-Agent e-Commerce software, and IP telephony communications services. The Company also provides maintenance, leasing and support services for its products. The Company's Common Stock is listed on the Nasdaq National Market System under the symbol "INTL."

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as "anticipates," "expects," "intends," "may," "will," "should," "potential," "continue," "further," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially from those expressed or forecasted in any such forward-looking statements as a result of certain factors, including those set forth in "Risk Factors," as well as those noted in similar sections in the documents incorporated herein by reference. In connection with forward-looking statements which appear in these disclosures, investors should carefully review the factors set forth in this prospectus under "Risk Factors."

                                  RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING AN INVESTMENT DECISION. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES FACING OUR COMPANY. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS.

     IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

     THIS PROSPECTUS ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THE RISKS FACED BY US DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

OUR MARKET IS SUBJECT TO RAPID TECHNOLOGICAL CHANGE AND TO COMPETE SUCCESSFULLY, WE MUST CONTINUALLY INTRODUCE NEW AND ENHANCED PRODUCTS AND SERVICES THAT ACHIEVE BROAD MARKET ACCEPTANCE.

     The market for our products and services is characterized by rapid technological change, evolving industry standards and vigorous customer demand for new products, applications and services. To compete successfully, we must continually enhance our existing telecommunications products, related software and customer services as well as develop new technologies and applications in a timely and cost-effective manner. If we fail to introduce new products and services that achieve broad market acceptance, or if we do not adapt our existing products and services to customer demands or evolving industry standards, our business could be significantly harmed. In addition, current competitors or new market entrants may offer products, applications or services that are better adapted to changing technology or customer demands and that could render our products and services unmarketable or obsolete.

     In addition, if the markets for CTI applications, Internet Protocol, or IP, network products, or related products fail to develop or continue to develop more slowly than we anticipate, or if we are unable for any reason to capitalize on any of these emerging market opportunities, our business, financial condition and operating results could be significantly harmed.

OUR FUTURE SUCCESS LARGELY DEPENDS ON INCREASING COMMERCIAL ACCEPTANCE OF OUR AXXESS, ECLIPSE AND ENCORE PLATFORMS, INTERPRISE PRODUCTS, AND RELATED COMPUTER TELEPHONY PRODUCTS.

     During the past few years, we have introduced transparent networking and unified messaging on our Axxess, Eclipse and Encore platforms and introduced our InterPrise family of voice and data convergence products. In 2000, we introduced ClearConnect, a software-based telephone that runs on a PC, ClearConnect Talk-to-Agent, an e-commerce "touch-to-talk" web call product, a line of IP voice terminals that add IP telephony to the Axxess and Eclipse platforms, and several other telephony-related products. During the past 12 months, sales of our Axxess digital communications platforms and related software have comprised a substantial portion of our net sales. Our future success depends, in large part, upon increased commercial acceptance and adoption of the InterPrise and related computer telephony products, the Axxess platform, the Eclipse platform, Encore products, as well as future upgrades and enhancements to these products and networking platforms. We cannot assure that these products or platforms will achieve commercial acceptance in the future.

OUR PRODUCTS ARE COMPLEX AND MAY CONTAIN ERRORS OR DEFECTS THAT ARE DETECTED ONLY AFTER THEIR RELEASE, WHICH MAY CAUSE US TO INCUR SIGNIFICANT UNEXPECTED EXPENSES AND LOST SALES.

     Our telecommunications products are highly complex. Although our new products and upgrades are examined and tested prior to release, they can only be fully tested when used by a large customer base. Consequently, our customers may discover program errors, or bugs, or other defects after new products and upgrades have been released. Some of these errors or bugs may result from defects contained in component parts or software from our suppliers or other third parties that are intended to be compatible with our products and over which we have little or no control. Although we have test procedures and quality control standards designed to minimize the number of errors and defects in our products, we cannot assure that our new products and upgrades will be free of bugs when released. If we are unable to quickly or successfully correct bugs identified after release, we could experience any of the following, which would harm our business:

     *    costs associated with the remediation of any problems;
     *    costs associated with design modifications;
     *    loss of or delay in revenues;
     *    loss of customers;
     *    failure to achieve market acceptance or loss of market share;
     *    increased service and warranty costs;
     *    liabilities to our customers; and
     *    increased insurance costs.

THE COMPLEXITY OF OUR PRODUCTS COULD CAUSE DELAYS IN THE DEVELOPMENT AND RELEASE OF NEW PRODUCTS AND SERVICES. AS A RESULT, CUSTOMER DEMAND FOR OUR PRODUCTS COULD DECLINE, WHICH COULD CAUSE OUR BUSINESS TO BE HARMED.

     Due to the complexity of our products, we have in the past experienced and expect in the future to experience delays in the development and release of new products or product enhancements. If we fail to introduce new software, products or services in a timely manner, or fail to release upgrades to our existing systems or products on a regular and efficient basis, customer demand for our products could decline, which would harm our business.

BUSINESS ACQUISITIONS OR JOINT VENTURES MAY DISRUPT OUR BUSINESS, DILUTE SHAREHOLDER VALUE OR DISTRACT MANAGEMENT ATTENTION.

     As part of our business strategy, we consider acquisitions of, or significant investments in, businesses that offer products, services and technologies complementary to ours. Such acquisitions could materially adversely affect our operating results and/or the price of our common stock. Acquisitions also entail numerous risks, including:

     *    unanticipated costs and liabilities associated with the acquisition;
     * difficulty of assimilating the operations, products and personnel of the acquired business;

     * inability of management to manage the financial and strategic position of acquired or developed products, services and technologies;
     *    the diversion of management's attention from our core business;
     * inability to maintain uniform standards, controls, policies and procedures; and
     * impairment of relationships with employees and customers which may occur as a result of integration of the acquired business.

     In particular, in 2000 we acquired certain assets and assumed certain liabilities of Executone Information Systems, Inc. Our operating results were adversely affected by several of the factors described above relating to the Executone acquisition, including the risks related to unanticipated acquisition costs and liabilities and impairment of employee and customer relationships, as well as the erosion of gross and operating margins. For these and other reasons, we wrote-off our investment in Executone during the third quarter of 2000. In addition to the Executone losses discussed above, for the quarter ended September 30, 2000, we also recorded a pre-tax loss of $2.0 million related to our equity share of Cirilium's net losses. As of the close of the third quarter, the Company wrote off its remaining investment in Cirilium of $2.0 million. Total pre-tax losses from Cirilium from all sources were $8.6 million for 2000.

     Moreover, in January 2001, we acquired certain assets and assumed certain liabilities of Convergent Technologies, Inc. In connection with the Convergent acquisition, we hired over 200 Convergent employees and opened eight Inter-Tel branch offices in previous Convergent locations. In addition to the foregoing risks and uncertainties we face generally in our acquisitions, we have experienced and may continue to experience the following difficulties or risks associated with the Convergent acquisition:

     * substantially all of Convergent's sales were of our competitor's products and services, and these manufacturers have made our service and maintenance of some of these products expensive and difficult;
     * a number of Convergent's customers have declined the assignment of their maintenance contracts to us;
     * a number of the employees hired by Inter-Tel have not integrated successfully, and additional employees may not integrate successfully or timely into the Inter-Tel business model and plans; and
     * some or all of the independent contractors who performed projects for Convergent have not assumed similar roles with Inter-Tel.

     In  April  2001,   Convergent  and  its  parent   corporation,   Convergent
Communications, Inc., filed for protection under Chapter 11 of the U.S. Bankruptcy Code. As a result of this bankruptcy filing, Inter-Tel concluded its transactions with Convergent and its representatives, including matters relating to accounts receivable, inventory, maintenance and customer relations issues through bankruptcy court petitions and other means. Inter-Tel completed these contractual matters and reached a settlement agreement which resulted in the payment of $6.7 million to Inter-Tel from escrow funds and directly from Convergent.

     In July 2001, Inter-Tel agreed to sell 83% of Inter-Tel.NET to Comm-Services Corporation. In connection with this transaction, the Company assessed the fair value of the net assets of Inter-Tel.NET as of September 30, 2001 under FAS 121 to arrive at an adjustment to the remaining investment in Inter-Tel.NET. The nonrecurring charge recorded as of the close of the third quarter totaled $5.4 million ($3.4 million after tax), associated with the impairment of the Company's investment in Inter-Tel.NET. The recording of this charge adversely affected our operating results for the third quarter of 2001. Moreover, the Company continues to maintain an investment of 17% in Inter-Tel.NET and our financial condition will be adversely affected if the Inter-Tel.NET business is unsuccessful.

     Finally, to the extent that shares of our stock or the rights to purchase stock are issued in connection with any future acquisitions, dilution to our existing shareholders will result and our earnings per share may suffer. Any future acquisitions may not generate additional revenue or provide any benefit to our business, and we may not achieve a satisfactory return on our investment in any acquired businesses.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR PROPRIETARY TECHNOLOGY AND MAY BE INFRINGING UPON THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS.

     Our success depends upon our proprietary technology. We currently hold patents for 17 telecommunication and unified messaging products and have also applied to the U.S. Patent and Trademark Office for six additional patents. We also rely on copyright and trade secret law and contractual provisions to protect our intellectual property. Despite these precautions, third parties could copy or otherwise obtain and use our technology without authorization, or develop similar technology independently.

     We cannot assure that any patent, trademark or copyright that we own or have applied to own, will not be invalidated, circumvented or challenged by a third party. Effective protection of intellectual property rights may be unavailable or limited in foreign countries. We cannot assure that the protection of our proprietary rights will be adequate or that competitors will not independently develop similar technology, duplicate our services or design around any patents or other intellectual property rights we hold. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Litigation could be costly, absorb significant management time and harm our business.

     We are also subject to third party claims that our current or future products or services infringe upon their rights. In this regard, we are subject to proceedings alleging that certain of our key products infringed upon third party intellectual property rights, including patents, trademarks, copyrights, or other intellectual property rights. We have viewed presentations from two of our primary competitors, Lucent and Avaya, a spin-off of Lucent, alleging that our Axxess digital communications platform utilizes inventions covered by certain of such competitor's patents. We are continuing the process of investigating this matter. Additionally, we recently received a letter from AT&T alleging that certain of our IP products infringe upon certain intellectual property protected by AT&T's patents. Although we have denied AT&T's allegations and intend to vigorously defend our position, we cannot assure you that we will ultimately prevail in this dispute. When any such claims are asserted against us, we may seek to license the third party's intellectual property rights. Purchasing such licenses can be expensive, and we cannot assure that a license will be available on prices or other terms acceptable to us, if at all.

     Alternatively, we could resort to litigation to challenge such a claim. Litigation could require us to expend significant sums of cash and divert our management's attention. In the event that a court renders an enforceable decision with respect to our intellectual property, we may be required to pay significant damages, develop non-infringing technology or acquire licenses to the technology that is the subject of the infringement. Any of these actions or outcomes could harm our business, financial condition and operating results. If we are unable or choose not to license technology, or decide not to challenge a third party's rights, we could encounter substantial and costly delays in product introductions. These delays could result from efforts to design around asserted third party rights or our discovery that the development, manufacture or sale of products requiring these licenses could be foreclosed.

OUR IP NETWORK PRODUCTS MAY BE VULNERABLE TO VIRUSES, OTHER SYSTEM FAILURE RISKS AND SECURITY CONCERNS.

     The Inter-Tel InterPrise, ClearConnect, Axxess NT-CPU, Voice Processing Software, and Unified Messaging Software products may be vulnerable to computer viruses or similar disruptive problems. Computer viruses or problems caused by third parties could lead to interruptions, delays or cessation of service that could harm our operations and revenues. In addition, we may lose customers if inappropriate use of the Internet or other IP networks by third parties jeopardized the security of confidential information, such as credit card or bank account information or the content of conversations over the IP network. User concerns about privacy and security may cause IP networks in general to grow more slowly, and impair market acceptance of our IP network products in particular, until more comprehensive security technologies are developed.

WE HAVE MANY COMPETITORS AND EXPECT NEW COMPETITORS TO ENTER OUR MARKET, WHICH COULD PUT PRESSURE ON US.

     The markets for our products and services are extremely competitive and we expect competition to increase in the future. Our current and potential competitors in our primary business segments include:

     * PABX and core systems providers such as Avaya (formerly part of Lucent), Nortel, Comdial, Iwatsu, Mitel, NEC, Panasonic, Siemens, Toshiba, 3Com and Cisco Systems;
     *    large data routing companies such as Cisco Systems and 3Com;
     * voice processing applications providers such as AVT, Active Voice, ADC, Lucent and Avaya;
     * long distance services providers such as AT&T, MCI WorldCom, Sprint and Qwest Communications;
     *    large computer corporations such as Microsoft and IBM; and
     * regional Bell operating companies, or RBOCs, cable television companies and satellite and other wireless broadband service providers.

     These and other companies may form strategic relationships with each other to compete with us. These relationships may take the form of strategic investments, joint-marketing agreements, licenses or other contractual arrangements, which arrangements increase our competitors' ability to address customer needs with their product and service offerings.

     Many of our competitors and potential competitors have substantially greater financial, customer support, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we do. We cannot be sure that we will have the resources or expertise to compete successfully in the future. Our competitors may be able to:

     *    develop and expand their product and service offerings more quickly;
     * adapt to new or emerging technologies and changing customer needs faster;

     *    take advantage of acquisitions and other opportunities more readily;
     *    negotiate more favorable licensing agreements with vendors;
     *    devote greater  resources to the marketing and sale of their products;
          and
     *    address customers' service-related issues better.

     Some of our competitors may also be able to provide customers with additional benefits at lower overall costs or to reduce their application service charges aggressively in an effort to increase market share. We cannot be sure that we will be able to match cost reductions by our competitors. In addition, we believe that there is likely to be consolidation in our markets, which could lead to increased price competition and other forms of competition that could cause our business to suffer.

OUR RELIANCE ON A LIMITED NUMBER OF SUPPLIERS FOR KEY COMPONENTS AND OUR INCREASING DEPENDENCE ON CONTRACT MANUFACTURERS COULD IMPAIR OUR ABILITY TO MANUFACTURE AND DELIVER OUR PRODUCTS AND SERVICES IN A TIMELY MANNER.

     We currently obtain certain key components for our digital communication platforms, including certain microprocessors, integrated circuits, power supplies, voice processing interface cards and IP telephony cards, from a limited number of suppliers and manufacturers. Our reliance on these limited suppliers and contract manufacturers involves certain risks and uncertainties, including the possibility of a shortage or delivery delay for certain key components, although we believe that alternate sources are available for most key components. We currently manufacture our products through manufacturers located in the United States, the People's Republic of China, the United Kingdom and Mexico. Foreign manufacturing facilities are subject to changes in governmental policies, imposition of tariffs and import restrictions and other factors beyond our control. Varian currently manufactures a significant portion of our products at Varian's Tempe, Arizona and Poway, California facilities, including substantially all of the printed circuit boards used in the Axxess, the Eclipse, the Inter-Tel Axxent, as well as substantially all of the Executone computer telephony products. We have occasionally experienced delays in the supply of components and finished goods. We cannot assure that we will not experience similar delays in the future.

     Our reliance on third party manufacturers involves a number of additional risks, including reduced control over delivery schedules, quality assurance and costs. Our business may be harmed by any delay in delivery or any shortage of supply of components or finished goods from a supplier. Our business may also be harmed if we cannot efficiently develop alternative or additional sources if necessary. To date, we have been able to obtain supplies of components and products in a timely manner even though we do not have long-term supply contracts with any of our contract manufacturers. However, we cannot assure that we will be able to continue to obtain components or finished goods in sufficient quantities or quality or on favorable pricing and delivery terms in the future.

WE RELY ON OUR DEALER NETWORK FOR A SUBSTANTIAL PORTION OF OUR NET SALES AND IF THESE DEALERS DO NOT EFFECTIVELY PROMOTE AND SELL OUR PRODUCTS, OUR BUSINESS AND OPERATING RESULTS COULD BE HARMED.

     A substantial portion of our net sales is made through our network of independent dealers. We face intense competition from other telephone, voice processing, and voice/data router system manufacturers for these dealers' business, as most of our dealers carry products that compete with our products. Our dealers may choose to promote the products of our competitors to our detriment. The loss of any significant dealer or group of dealers, or any event or condition harming our dealer network, could harm our business, financial condition and operating results.

IF WE LOSE KEY PERSONNEL OR ARE UNABLE TO HIRE ADDITIONAL QUALIFIED PERSONNEL AS NECESSARY, WE MAY NOT BE ABLE TO EFFECTIVELY MANAGE GROWTH IN OUR BUSINESS OR ACHIEVE OUR OBJECTIVES.

     We depend on the continued service of, and our ability to attract and retain, qualified technical, marketing, sales and managerial personnel, many of whom would be difficult to replace. Competition for qualified personnel is intense, and we have had difficulty hiring employees in the timeframe that we desire, particularly skilled engineers. Our loss of any key personnel or our failure to effectively recruit additional key personnel could make it difficult for us to manage our business, make timely product introductions and meet other key objectives and therefore harm our business. For example, our inability to retain key executives of Executone following our Executone acquisition impaired our ability to benefit from the Executone business and to grow revenues from the Executone assets. Moreover, our operating results will be impaired if we lose a substantial number of key Convergent employees. We cannot assure that we will be able to continue attracting and retaining the qualified personnel necessary for the development of our business.

     Moreover, the growth in our business has placed, and is expected to continue to place, a significant strain on our personnel, management and other resources. Our ability to manage any future growth effectively will require us to successfully attract, train, motivate and manage new employees, to integrate new employees into our overall operations and to continue to improve our operational, financial and management information systems.

GOVERNMENT REGULATION OF THIRD PARTY LONG DISTANCE AND NETWORK SERVICE ENTITIES ON WHICH WE RELY MAY HARM OUR BUSINESS.

     Our supply of telecommunications services and information depends on several long distance carriers, RBOCs, local exchange carriers, or LECs, and competitive local exchange carriers, or CLECs. We rely on these carriers to provide network services to our customers and to provide us with billing information. Long distance services are subject to extensive and uncertain governmental regulation on both the federal and state level. We cannot assure that the increase in regulations will not harm our business. Our current contracts for the resale of services through long distance carriers include multi-year periods during which we have minimum use requirements and/or costs. The market for long distance services is experiencing, and is expected to continue experiencing significant price competition, and this may cause a decrease in end-user rates. We cannot assure that we will meet minimum use commitments, that we will be able to negotiate lower rates with carriers if end-user rates decrease or that we will be able to extend our contracts with carriers at favorable prices. If we are unable to secure reliable long distance and network services from certain long distance carriers, RBOCs, LECs and CLECs, or if these entities are unwilling to provide telecommunications services and billing information to us on favorable terms, our ability to expand our own long distance and network services will be harmed.

THE EMERGING MARKET FOR IP NETWORK TELEPHONY IS SUBJECT TO MARKET RISKS AND UNCERTAINTIES THAT COULD CAUSE SIGNIFICANT DELAYS AND EXPENSES.

     The market for IP network voice communications products has begun to develop only recently, is evolving rapidly and is characterized by an increasing number of market entrants who have introduced or developed products and services for Internet or other IP network voice communications. As is typical of a new and rapidly evolving industry, the demand for and market acceptance of recently introduced IP network products and services are highly uncertain. We cannot assure that packet switched technology networks will become widespread. Even if packet switched technology networks become widespread in the future, we cannot assure that our products, particularly the Inter-Tel InterPrise product lines, will successfully compete against other market players and attain broad market acceptance. Although the Company sold 83% of Inter-Tel.NET in July 2001, the Company continues to maintain an investment of 17% in Inter-Tel.NET. Accordingly, our financial condition will be adversely affected if the Inter-Tel.NET business is unsuccessful.

     Moreover, the adoption of packet switched technology networks generally requires the acceptance of a new way of exchanging information. In particular, enterprises that have already invested substantial resources in other means of communicating information may be reluctant or slow to adopt a new approach to communications. If the market for IP network voice communications fails to develop or to develop more slowly than we anticipate, our IP network telephony products could fail to achieve market acceptance, which in turn could significantly harm our business, financial condition and operating results. This growth may be inhibited by a number of factors, such as quality of infrastructure; security concerns; equipment, software or other technology failures; regulatory encroachments; inconsistent quality of service; poor sound quality over IP networks as compared to circuit-switched networks; and lack of availability of cost-effective, high-speed network capacity. Moreover, as IP-based data communications and telephony usage grow, the infrastructure used to support these IP networks, whether public or private, may not be able to support the demands placed on them and their performance or reliability may decline. The technology that allows voice and fax communications over the Internet, and the delivery of other value-added services, is still in the early stages of development.

THE INTRODUCTION OF NEW PRODUCTS AND SERVICES HAS RESULTED IN CHANGES TO OUR SALES CYCLES AND BACKLOG, WHICH MAY CAUSE FLUCTUATIONS IN OUR QUARTERLY RESULTS.

     In the past few years, we introduced Axxess networking systems and software, which are typically sold to larger customers at a higher average selling price. Our Axxess networking products have a relatively high sales price per unit, and often represent a significant and strategic decision by an enterprise regarding our communications infrastructure. Accordingly, the purchase of our products typically involves significant internal procedures associated with the evaluation, testing, implementation and acceptance of new technologies. This evaluation process frequently results in a lengthy sales process which can range from a few months to more than 12 months, and subjects the sales cycle associated with the purchase of our products to a number of significant risks, including budgetary constraints and internal acceptance reviews. The length of our sales cycle also may vary substantially from customer to customer. While our customers are evaluating our products and before placing an order with us, we may incur substantial sales and marketing expenses and expend significant management effort. Consequently, if sales forecasted from a specific customer for a particular quarter are not realized in that quarter, our operating results could be materially adversely affected.

     Our quarterly operating results have historically depended on, and may fluctuate in the future as a result of, many factors including:

     *    volume and timing of orders received during the quarter;
     *    gross margin fluctuations associated with the mix of products sold;
     *    the mix of distribution channels;
     *    general economic conditions;

     *    patterns of capital spending by customers;
     * the timing of new product announcements and releases by us and our competitors;
     * pricing pressures, the cost and effect of acquisitions, in particular the Executone and Convergent acquisitions; and
     * the availability and cost of products and components from our suppliers.

     In addition, we have historically operated with a relatively small backlog, with sales and operating results in any quarter principally dependent on orders booked and shipped in that quarter. This results primarily from our customers' desire for immediate shipment and installation of platforms and software. In the past, we have recorded a substantial portion of our net sales for a given quarter in the third month of that quarter, with a concentration of such net sales in the last two weeks of the quarter. Market demand for investment in capital equipment such as digital communication platforms and associated call processing and voice processing software applications is largely dependent on general economic conditions, and can vary significantly as a result of changing conditions in the economy as a whole. We cannot assure that historical trends for small backlog will continue in the future.

     Our expense levels are based in part on expectations of future sales and, if sales levels do not meet expectations, operating results could be harmed. Because sales of digital communication platforms through our dealers produce lower gross margins than sales through our direct sales organization, operating results have varied, and will continue to vary based upon the mix of sales through direct and indirect channels. Also, the timing and profitability of lease resales from quarter to quarter could impact operating results, particularly in an environment of fluctuating interest rates. Long distance sales, which have lower gross margins than our core business, have grown in recent periods at a faster rate than our overall net sales. As a result, gross margins could be harmed if long distance calling services continue to increase as a percentage of net sales. In addition, we experience seasonal fluctuations in our operating results, as net sales for the first and third quarters are frequently less than those experienced in the fourth and third quarters, respectively. As a result of these and other factors, we have historically experienced, and could continue to experience in the future, fluctuations in sales and operating results on a quarterly basis.

OUR STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE VOLATILE, IMPAIRING YOUR ABILITY TO SELL YOUR SHARES AT OR ABOVE PURCHASE PRICE.

     The market price for our Common Stock has been highly volatile. We cannot assure that you will be able to sell your shares at or above purchase price. The volatility of our stock could be subject to continued wide fluctuations in response to many risk factors listed in this section, and others beyond our control, including:

     *    announcements of developments relating to our business;
     *    fluctuations in our operating results;
     * shortfalls in revenue or earnings relative to securities analysts' expectations;
     *    announcements  of   technological   innovations  or  new  products  or
          enhancements by us or our competitors;
     *    announcements  of  acquisitions  or  planned   acquisitions  of  other
          companies or businesses;

     *    investors' reactions to acquisition announcements;
     *    general conditions in the telecommunications industry;
     *    the market for Internet-related products and services
     *    changes in the national or worldwide economy;
     * changes in legislation or regulation affecting the telecommunications industry;
     *    an outbreak of hostilities or terrorist acts;
     * developments relating to our and third party intellectual property rights; and
     *    changes in our relationships with our customers and suppliers.

     In addition, stock prices of technology companies in general, and for Internet-based voice and data communications companies of technology stocks in particular, have experienced extreme price fluctuations in recent years which have often been unrelated to the operating performance of affected companies. We cannot assure that the market price of our Common Stock will not experience significant fluctuations in the future, including fluctuations that are unrelated to our performance.

OUR CHAIRMAN OF THE BOARD OF DIRECTORS,  CEO AND PRESIDENT CONTROLS 22.1% OF OUR
COMMON  STOCK  AND  BE  ABLE  TO  SIGNIFICANTLY   INFLUENCE   MATTERS  REQUIRING
SHAREHOLDER APPROVAL.

     As of September 30, 2001, Steven G. Mihaylo, the Company's Chairman of the Board of Directors, Chief Executive Officer and President, beneficially owned approximately 22.1% of the outstanding shares of the Common Stock. As a result, he has the ability to exercise significant influence over all matters requiring shareholder approval. In addition, the concentration of ownership could have the effect of delaying or preventing a change in control of the Company. Any of the foregoing could result in a material adverse effect on the Company's business, financial condition and operating results.

     Any of the foregoing could result in a material adverse effect on the Company's business, financial condition and operating results.

                                 USE OF PROCEEDS

     Inter-Tel will not receive any of the proceeds from the sale of the shares offered by this prospectus. All proceeds from the sale of the shares offered hereby will be for the account of the selling shareholders, as described below. See "Selling Shareholders" and "Plan of Distribution."

                              SELLING SHAREHOLDERS

     The following table sets forth as of the date of this prospectus, the name of each of the selling shareholders, the number of shares of Common Stock that each selling shareholder owns, the number of shares of Common Stock owned by each selling shareholder that may be offered for sale from time to time by this prospectus, and the number of shares of Common Stock to be held by each selling shareholder assuming the sale of all the Common Stock offered hereby.

     Some of the selling shareholders may distribute their shares, from time to time, to their limited and/or general partners, who may sell shares pursuant to this prospectus. Each selling shareholder may also transfer shares owned by him by gift, and upon any such transfer the donee would have the same right of sale as the selling shareholder.

     The shares being offered by the selling shareholders were acquired in connection with the acquisition of Intercomm Americas, Inc., a Delaware corporation, by the Company's Inter-Tel.NET subsidiary, effected in March 2000 and the subsequent exercise of an option to convert their Inter-Tel.Net share into Inter-Tel shares. We may amend or supplement this prospectus from time to time to update the disclosure set forth herein.

                              SHARES BENEFICIALLY OWNED                      SHARES BENEFICIALLY OWNED
                                PRIOR TO OFFERING (1)                             AFTER OFFERING
                              -------------------------   NUMBER OF SHARES   -------------------------
NAME OF SELLING STOCKHOLDER     NUMBER         PERCENT      BEING OFFERED      NUMBER        PERCENT
---------------------------    --------        -------    ----------------     ------        -------
Greg Somers................     153,617           *            153,617            0             *
Humberto Galvan............     153,617           *            153,617            0             *
Mark Mohr..................     153,617           *            153,617            0             *
                               --------                       --------
     Total                      460,851                        460,851
                               ========                       ========

----------
*    Less than 1%
(1)  Based on 24,071,035 shares outstanding as of September 30, 2001.

                              PLAN OF DISTRIBUTION

     The shares covered by this prospectus may be offered and sold from time to time by the selling shareholders. The selling shareholders will act independently of Inter-Tel in making decisions with respect to the timing, manner and size of each sale. The selling shareholders may sell the shares being offered hereby on the Nasdaq National Market, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price, at varying prices or at negotiated prices. The shares offered hereby may be sold, without limitation, by one or more of the following means of distribution: (a) a block trade in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
(c) an over-the-counter distribution in accordance with the rules of the Nasdaq National Market; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

     In connection with distributions of the shares offered hereby or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of Inter-Tel's Common Stock in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell Inter-Tel's Common Stock short and deliver the shares offered hereby to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholders may also pledge the shares offered hereby to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any shares offered hereby that qualify for sale pursuant to Rule 144 may, at the option of the holder thereof, be sold under Rule 144 rather than pursuant to this prospectus.

     Any broker-dealer participating in such transactions as agent may receive commissions from the selling shareholder and/or purchasers of the shares offered hereby (and, if it acts as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the selling shareholder. Broker-dealers may agree with the selling shareholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling shareholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve cross and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales, may pay to or receive from the purchasers of such shares commissions computed as described above.

     To comply with the securities laws of certain states, if applicable, the shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares offered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the shares offered hereby in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. The selling shareholders may indemnify any broker-dealer than participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     Some of the selling shareholders may distribute their shares, from time to time, to their limited and/or general partners, who may sell shares pursuant to this prospectus. Each selling shareholder may also transfer shares owned by him by gift, and upon any such transfer the donee would have the same right of sale as the selling shareholder.

     At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Restated Articles of Incorporation limit, to the maximum extent permitted by Arizona law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Company's Restated Articles of Incorporation provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law, subject to certain exceptions. The Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Arizona Revised Statutes. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim or such indemnification.

     The  Company  currently   maintains   directors'  and  officers'  liability
insurance.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Inter-Tel pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                  LEGAL MATTERS

     Certain legal matters relating to the validity of the securities offered hereby will be passed upon for Inter-Tel by Kristi Bonfiglio, the Company's Corporate Counsel.

                                     EXPERTS

     The consolidated financial statements of Inter-Tel, Incorporated included in Inter-Tel's Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                 460,851 SHARES



                             INTER-TEL, INCORPORATED


                                  COMMON STOCK


                                   ----------
                                   PROSPECTUS
                                   ----------


                             _________________, 2001

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The selling shareholders will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except for the Securities and Exchange Commission ("SEC") registration fee.

          SEC Registration Fee......................     $  2,151.00
          Accounting fees and expenses..............        5,000.00
          Legal fees and expenses...................       10,000.00
          Miscellaneous.............................        5,000.00
                                                         -----------
               Total................................     $ 22,151.00
                                                         ===========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Restated Articles of Incorporation limit, to the maximum extent permitted by Arizona law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Restated Articles of Incorporation provide that the Registrant shall indemnify its officers and directors to the fullest extent permitted by law, subject to certain exceptions. The Registrant has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Arizona Revised Statutes. The indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms. The Registrant believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Registrant where indemnification will be required or permitted. The Registrant is not aware of any threatened litigation or proceeding which may result in a claim or such indemnification.

     The Registrant currently maintains directors' and officers' liability insurance.

ITEM 16. EXHIBITS

   EXHIBIT
    NUMBER
    ------
     5.1            Opinion  of  Kristi  Bonfiglio,   the  Company's   corporate
                    counsel, regarding legality of the securities being offered.

     23.1 Consent of Kristi Bonfiglio, the Company's corporate counsel (included in Exhibit 5.1).

     23.2           Consent of Ernst & Young LLP, independent accountants.

     24.1           Power of Attorney (contained on Page II-4).

ITEM 17. UNDERTAKINGS

     A. RULE 415 OFFERINGS:

          The undersigned Registrant hereby undertakes that:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and
(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by (i) and (ii) is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. UNDERTAKING REGARDING FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. UNDERTAKING REGARDING INDEMNIFICATION.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     D. UNDERTAKING REGARDING REGISTRATION STATEMENT PERMITTED BY RULE 430A.

          The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable cause to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on December 14, 2001.

                                  INTER-TEL, INCORPORATED


                                  By: /s/ Kurt R. Kneip
                                      ------------------------------------------
                                      Kurt R. Kneip
                                      VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven G. Mihaylo and Kurt R. Kneip jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons on behalf of the Registrant on December 14, 2001.

           SIGNATURE                                    TITLE
           ---------                                    -----

/s/ Steven G. Mihaylo                   President  and  Chief Executive Officer,
----------------------------------      Chairman  of  the Board of Directors and
Steven G. Mihaylo                       Attorney-in-Fact


/s/ J. Robert Anderson                  Director
----------------------------------
J. Robert Anderson


/s/ Jerry W. Chapman                    Director
----------------------------------
Jerry W. Chapman


/s/ Gary D. Edens                       Director
----------------------------------
Gary D. Edens


/s/ C. Roland Haden                     Director
----------------------------------
C. Roland Haden

*By /s/ Kurt R. Kneip
    ----------------------------------
    Kurt R. Kneip
    (Attorney-in-fact)

                                INDEX TO EXHIBITS

   EXHIBIT
    NUMBER
    ------
     5.1            Opinion  of  Kristi  Bonfiglio,   the  Company's   corporate
                    counsel, regarding legality of the securities being offered.

     23.1 Consent of Kristi Bonfiglio, the Company's corporate counsel (included in Exhibit 5.1).

     23.2           Consent of Ernst & Young LLP, independent accountants.

     24.1           Power of Attorney (contained on Page II-4).